Exhibit 3.1
SECOND AMENDMENT
TO THE
FOURTH AMENDED AND RESTATED BYLAWS
OF
FIRST INTERSTATE BANCSYSTEM, INC.

This Second Amendment (“Amendment”) to the Fourth Amended and Restated Bylaws (the “Bylaws”) of First Interstate BancSystem, Inc., a Montana corporation (the “Corporation”), amends the Bylaws as follows:

1.Amended Section 2.12. Section 2.12 of Article II of the Bylaws is hereby amended to add the following new sentence at the end of the paragraph currently in Section 2.12 of Article II of the Bylaws:

Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board.

2.Amended Section 2.14. Section 2.14 of Article II of the Bylaws is hereby amended and restated in its entirety as follows:

2.14 ADVANCE NOTICE PROCEDURES

(a) Annual Meetings of Shareholders.
(i)Nominations of persons for election to the Board or the proposal of other business to be transacted by the shareholders at an annual meeting of shareholders may be made only: (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board (or any duly authorized committee thereof); (2) as otherwise properly brought before such annual meeting by or at the direction of the Board (or any duly authorized committee thereof); (3) as may be provided in articles of amendment to the Articles for any class or series of preferred stock of the Corporation (“Preferred Stock”); or (4) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of the notice contemplated by Section 2.14(a)(ii); (B) is a shareholder of record on the record date for the determination of shareholders entitled to notice of the annual meeting; (C) is a shareholder of record on the record date for the determination of shareholders entitled to vote at the annual meeting; (D) is a shareholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.14. For the avoidance of doubt, compliance with the foregoing subclause (4) shall be the exclusive means for a shareholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and inclusive of the rules and regulations promulgated thereunder, the “1934 Act”)), at an annual meeting of shareholders.
(ii)In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to subclause (4) of Section 2.14(a)(i), the shareholder must have given timely notice in proper written form to the Secretary and any such nomination or proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., local time, on the 120th day and no later than 5:00 p.m., local time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of shareholders. If, however, no annual meeting of shareholders was held in the preceding year, or the date of the applicable annual meeting has been changed by more than 30 days from the day of the first anniversary of the preceding year’s annual meeting, then, to be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation. In no event will the adjournment, rescheduling or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. If the number of directors to be elected to the Board or Board class is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board or Board class at least 10 days before the last day that a shareholder may deliver a notice of nomination pursuant to the foregoing provisions, then a shareholder’s notice required by this Section 2.14(a)(ii) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation no later than 5:00 p.m., local time, on the 10th day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.
(iii)To be in proper written form, the notice of any shareholder of record giving notice under this Section 2.14 (each, a “Noticing Party”) to the Secretary must set forth:
(1)as to each person whom the Noticing Party proposes to nominate for election as a director (each, a “Proposed Nominee”), if any:

(A)the name, age, business address, residence address and principal occupation or employment of such Proposed Nominee; the class and number of shares of the Corporation that are held of record or are beneficially owned by such Proposed Nominee and a description of any Derivative Instruments (as defined below) held or beneficially owned thereby or of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), written or oral, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from, changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Proposed Nominee; and all information relating to such Proposed Nominee or such Proposed Nominee’s respective affiliates (as defined below) and associates (as defined below) that would be required to be disclosed in a proxy statement or filing required to be made by such Noticing Party or any Shareholder Associated Person (as defined below) in connection with the solicitations of proxies for the election of directors in a contested election or otherwise required pursuant to the Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);
(B)such Proposed Nominee’s written consent to being named in such Noticing Party’s proxy statement as a nominee of such Noticing Party and to serving as a director of the Corporation if elected;
(C)a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding (including the amount of any payment or payments received or receivable thereunder), written or oral, that such Proposed Nominee has, or has had within the past three years, and any other material relationships, between or among such Proposed Nominee and or any of such Proposed Nominee’s affiliates or associates, on the one hand, and any Noticing Party or any Shareholder Associated Person, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as if such Noticing Party and any Shareholder Associated Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant (a “Third-Party Compensation Arrangement”); and
(D)a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or its affiliates; and
(2)as to any other business that the Noticing Party proposes to bring before the annual meeting:
(A)a reasonably brief description of the business desired to be brought before the annual meeting;
(B)the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles or these Bylaws, the text of the proposed amendment);
(C)the reasons for conducting such business at the annual meeting; and
(D)all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Shareholder Associated Person, in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Shareholder Associated Person, pursuant to the Proxy Rules; and
(3)as to such Noticing Party and each Shareholder Associated Person:
(A)the name and address of such Noticing Party and each Shareholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);
(B)for each class or series, the number of shares of stock of the Corporation that are, directly or indirectly, held of record or are beneficially owned (specifying the type of ownership) by such Noticing Party or any Shareholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), the date or dates on which such shares were acquired, and the investment intent of such acquisition;
(C)the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Shareholder Associated Person and any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities;

(D)a complete and accurate description of any agreement, arrangement or understanding, written or oral, (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such Noticing Party or any Shareholder Associated Person with respect to the Corporation’s securities, or any other agreement, arrangement or understanding, written or oral, that has been made the effect or intent of which is to mitigate loss to, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Shareholder Associated Person with respect to the Corporation’s securities, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding, written or oral, is required to be reported on a Schedule 13D, 13F or 13G in accordance with the 1934 Act (any of the foregoing, a “Derivative Instrument”);
(E)any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation or any affiliate thereof), by security holdings or otherwise, of such Noticing Party or any Shareholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(F)a complete and accurate description of all agreements, arrangements or understandings, written or oral: (1) between or among such Noticing Party and any Shareholder Associated Person; or (2) between or among such Noticing Party or any Shareholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Shareholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the 1934 Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such Noticing Party or any Shareholder Associated Person may have reached with any shareholder of the Corporation (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Corporation at any meeting of the Corporation’s shareholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Shareholder Associated Person;
(G)any rights to dividends on the Corporation’s securities owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying security;
(H)any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Shareholder Associated Person: (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(I)any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such Noticing Party or any Shareholder Associated Person;
(J)any direct or indirect interest of such Noticing Party or any Shareholder Associated Person in any agreement, arrangement or understanding, written or oral, with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (in each case, including any employment agreement, collective bargaining agreement or consulting agreement);
(K)a description of any material interest of such Noticing Party or any Shareholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;
(L)a written representation and undertaking that (1) neither such Noticing Party nor any Shareholder Associated Person has breached any agreement, arrangement or understanding, written or oral, with the Corporation except as disclosed to the Corporation pursuant hereto and (2) such Noticing Party and each Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the 1934 Act with respect to the matters set forth in this Section 2.14;
(M)a complete and accurate description of any performance-related fees (other than an asset-based fee) that such Noticing Party or any Shareholder Associated Person is entitled to, based on any increase or decrease in the value of the Corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such Noticing Party or Shareholder Associated Person sharing the same household;

(N)(1) a description of the investment strategy or objective, if any, of such Noticing Party who is not an individual, and (2) a copy of any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the Noticing Party that contains or describes the Noticing Party’s investment thesis, or plans or proposals, with respect to the Corporation;
(O)all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the 1934 Act or an amendment pursuant to Rule 13d-2(a) under the 1934 Act if such a statement were required to be filed under the 1934 Act by such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such Noticing Party, any Shareholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;
(P)a certification that such Noticing Party and each Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Shareholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Shareholder Associated Person’s acts or omissions as a shareholder of the Corporation, if such Noticing Party or Shareholder Associated Person is or has been a shareholder of the Corporation;
(Q) (1) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such Noticing Party (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (2) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting; and
(R)any other information relating to such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s associates, or Proposed Nominee or proposed business, that in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such Proposed Nominee (in a contested election of directors) or proposal pursuant to the Proxy Rules; provided, however, that the disclosures described in the foregoing subclauses (A) through (R) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
(4)a written representation and undertaking that the Noticing Party is a holder of record of stock of the Corporation as of the date of submission of the notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and an acknowledgment that, unless otherwise required by law, if such Noticing Party (or a Qualified Representative (as defined below) of such Noticing Party) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation and counted for purposes of determining a quorum (for purposes of this Section 2.14, to be considered a “Qualified Representative” of the Noticing Party, a person must be (1) a duly authorized officer, manager or partner of such Noticing Party or (2) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders);
(5)a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Shareholder Associated Person is a party or participant involving the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(6)identification of the names and addresses of other shareholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and

(7)a written representation that such Noticing Party and any Shareholder Associated Person intends, or is part of a group that intends, to (1) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the 1934 Act or (2) engage in a solicitation (within the meaning of 1934 Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the 1934 Act) in such solicitation.
(b)Special Meetings of Shareholders. Except to the extent required by applicable law, and subject to Section 2.3, special meetings of shareholders may be called only in accordance with the Corporation’s Articles and these Bylaws. Only such business will be conducted at a special meeting of shareholders as has been brought before the special meeting pursuant to the Corporation’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board at such special meeting may be made by any shareholder who (i) is a shareholder of record at the time of giving of the notice contemplated by this Section 2.14(b); (ii) is a shareholder of record on the record date for the determination of shareholders entitled to notice of the special meeting; (iii) is a shareholder of record on the record date for the determination of shareholders entitled to vote at the special meeting; (iv) is a shareholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.14(b). For nominations to be properly brought by a shareholder before a special meeting pursuant to this Section 2.14(b), the shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice. A shareholder’s notice to the Secretary must comply with the applicable notice requirements of and must be in proper written from as provided under Section 2.14(a)(iii) of these Bylaws.
(c)Other Requirements.
(i)To be eligible to be a nominee by any Noticing Party for election as a director of the Corporation, the Proposed Nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.14(a)(ii) or Section 2.14(b):
(1)a signed written questionnaire, completed by the Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within five days after receiving such request), containing information regarding such Proposed Nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation;
(2)a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within five days after receiving such request) providing that, unless previously disclosed to the Corporation, such Proposed Nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such Proposed Nominee, if elected as a director, will vote on any issue or question that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law;
(3)a written representation and undertaking that, unless previously disclosed to the Corporation, such Proposed Nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;
(4)a written representation and undertaking that, if elected as a director, such Proposed Nominee would be in compliance, and will continue to comply, with all applicable rules of any securities exchange upon which the Corporation’s securities are listed, the Articles, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law;
(5)a written representation and undertaking that such Proposed Nominee, if elected, intends to serve a full term on the Board;
(6)a written representation and undertaking that such Proposed Nominee will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and

(7)a written representation and undertaking that such Proposed Nominee will tender his or her resignation as a director of the Corporation if the Board determines that such Proposed Nominee failed to comply with the provisions of this Section 2.14(c)(i) in any material respect, provides such Proposed Nominee notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within 10 business days after delivery of such notice to such Proposed Nominee.
(ii)At the request of the Board, any person nominated by the Board for election as a director must furnish to the Secretary the information that is required to be set forth in a Noticing Party’s notice of nomination that pertains to such Proposed Nominee.
(iii)No person will be eligible to be nominated by a Noticing Party for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.14. No business proposed by a Noticing Party will be conducted at a shareholder meeting except pursuant to Rule 14a-8 of the Exchange Act and in accordance with this Section 2.14.
(iv)The chair of the applicable meeting of shareholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting. If the chair of the meeting should so determine, then the chair of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.
(v)Without limiting this Section 2.14, a Noticing Party must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.14, it being understood that (1) any references in these Bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.14; and (2) compliance with subclause (4) of Section 2.14(a)(i) and with Section 2.14(b) are the exclusive means for a Noticing Party to make nominations or submit other business (other than as provided in Section 2.14(c)(vi)).
(1)Notwithstanding anything to the contrary in this Section 2.14, the notice requirements set forth in these Bylaws with respect to the proposal of any business pursuant to this Section 2.14 will be deemed to be satisfied by a Noticing Party if (1) such Noticing Party has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the 1934 Act; and (2) such Noticing Party’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of shareholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these Bylaws will be construed to permit any Noticing Party, or give any Noticing Party the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or any other business proposal.
(d)Additional Information.
(i)In addition to the information required pursuant to the foregoing provisions of this Section 2.14, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within 10 days after it has been requested by the Corporation.
(ii)The Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board or any committee thereof.
(e)General
(i)The number of nominees a Noticing Party may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no Noticing Party shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.14(a)(ii) or Section 2.14(b), as applicable. Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if the Noticing Party proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of shareholders of the Corporation to present such nomination or propose such business, such Proposed Nominee shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(ii)A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 2.14, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the shareholders entitled to receive notice of the meeting and (B) the date that is 10 business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (1) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under subclause (A)) and (y) not later than the close of business seven business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to subclause (B)), (2) be made only to the extent that information has changed since such Noticing Party’s prior submission and (3) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.14(e)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.14 and shall not extend the time period for the delivery of notice pursuant to this Section 2.14. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.14.
(iii)If any information submitted pursuant to this Section 2.14 by any Noticing Party nominating individuals for election as a director or proposing business for consideration at a shareholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.14. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.14 (including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.14(a)(iii)(7) within two business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.14 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.14 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.14.
(iv)If (A) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the 1934 Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Shareholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the 1934 Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the 1934 Act and (2) no other Noticing Party or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the 1934 Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge, still intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the 1934 Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the 1934 Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the 1934 Act, such Noticing Party shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the 1934 Act have been satisfied.
(v)In addition to complying with the foregoing provisions of this Section 2.14, a Noticing Party shall also comply with all applicable requirements of state law and the 1934 Act with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of a (A) Noticing Party to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act, (B) Noticing Party to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Articles.
(vi)Any written notice, supplement, update or other information required to be delivered by a Noticing Party to the Corporation pursuant to this Section 2.14 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.

(vii)For purposes of these Bylaws: (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the 1934 Act; (B) “beneficial owner” or “beneficially owned” shall have the meanings set forth for such terms in Section 13(d) of the 1934 Act; (C) “close of business” shall mean 5:00 p.m. local time on any calendar day, whether or not the day is a business day; and (D) “Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (1) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party or beneficial owner(s), (2) any member of the immediate family of such Noticing Party or beneficial owner(s) sharing the same household, (3) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the 1934 Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Stockholder Associated Person to be acting in concert with, such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (4)  any affiliate or associate of such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person, (5) if such Noticing Party or any such beneficial owner is not a natural person, any Responsible Person, (6) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (7) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Stockholder Associated Person (other than a stockholder that is a depositary), and (8) any Proposed Nominee.
3.Amended Section 2.15. Section 2.15 of Article II of the Bylaws is hereby amended by deleting in their entirety the first two paragraphs thereof.

4.Miscellaneous. Except to the extent expressly amended pursuant to this Amendment, the Bylaws shall remain in full force and effect.